                                                                   EXHIBIT 23.01


                          INDEPENDENT AUDITORS' CONSENT

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-4 and related Prospectus of Interpore International, Inc. for the registration of 7,637,285 shares of its common stock and to the incorporation by reference therein of our report dated February 4, 1998, except for Note 7, as to which the date is February 11, 1998, with respect to the consolidated financial statements and schedule of Interpore International, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                        /S/ ERNST & YOUNG LLP
                                        ----------------------------------------
                                        Ernst & Young LLP

Orange County, California
April 3, 1998